Exhibit 99.2

Treemont Capital Partners III, LP

Financial Statements for the Nine Months Ended

September 30, 2019 and 2018 Unaudited

TREEMONT CAPITAL PARTNERS III, LP

TREEMONT CAPITAL PARTNERS III, LP

BALANCE SHEETS

AS OF SEPTEMBER 30, 2019 AND 2018

Unaudited

	2019	2018
ASSETS
Investment in hotel property, net of accumulated depreciation of $3,452,439 and $2,480,953	$5,884,992	$6,856,478
Cash	336,687	337,736
Restricted cash	715,713	518,903
Accounts receivable, net	56,064	65,679
Prepaid expenses and other assets	11,573	12,471
TOTAL ASSETS	$7,005,029	$7,791,267

LIABILITIES
Debt, net	$7,968,024	$8,152,994
Accounts payable	79,199	97,971
Accrued expenses	187,644	195,943
Other liabilities	49,312	20,154
TOTAL LIABILITIES	8,284,179	8,467,062

Total Equity	(1,279,150)	(675,795)

TOTAL LIABILITIES AND EQUITY	$7,005,029	$7,791,267

See accompanying notes to financial statements.

TREEMONT CAPITAL PARTNERS III, LP

STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

Unaudited

	2019	2018

Revenue	$2,495,717	$2,480,662

Expenses
Property operations	1,214,037	1,171,091
General and administrative	99,097	109,829
Sales and marketing	50,647	46,922
Franchise fees	122,117	106,817
Management fees	125,497	124,947
Depreciation	608,740	492,346
Interest expense	297,617	338,392
Total Expenses	2,517,752	2,390,344

Net Income (Loss)	$(22,035)	$90,318

See accompanying notes to financial statements.

TREEMONT CAPITAL PARTNERS III, LP

STATEMENTS OF CHANGES IN EQUITY

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

Unaudited

	2019	2018

Equity, Beginning of Period	$(912,190)	$(506,187)

Net Income (loss)	(22,035)	90,318

Distributions	(344,925)	(259,926)

Equity, End of Period	$(1,279,150)	$(675,795)

See accompanying notes to financial statements.

TREEMONT CAPITAL PARTNERS III, LP

STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

Unaudited

	2019	2018
Cash Flows From Operating Activities
Net income (loss)	$(22,035)	$90,318
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation	608,740	492,346
Amortization	8,931	8,931
Change in operating assets and liabilities:
Restricted cash	(115,264)	(165,934)
Accounts receivable	10,801	(8,667)
Prepaids and other assets	31,229	22,143
Accounts payable	(1,474)	30,029
Accrued expenses	(73,794)	(135,723)
Other liabilities	22,430	1,616
Net cash provided by (used in) operating activities	469,564	335,059

Cash Flows From Investing Activities
Improvements and additions to hotel property	-	(1,714)
Net cash used investing activities	-	(1,714)

Cash Flows From Financing Activities
Principal payments on debt	(148,271)	(141,380)
Distributions	(344,925)	(259,926)
Net cash provided by (used in) financing activities	(493,196)	(401,306)

Net Change in Cash	(23,632)	(67,961)
Beginning Cash	360,319	405,697
Ending Cash	$336,687	$337,736

Supplemental Disclosures of Cash Flow Information
Interest paid	$297,617	$338,392

See accompanying notes to financial statements.

TREEMONT CAPITAL PARTNER III, LP

NOTES TO FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2019 AND 2018

1.           ORGANIZATION AND SUMMARY SIGNIFICANT ACCOUNTING POLICIES

Organization – Treemont Capital Partners III, LP (the “Company”) was formed for the purpose of developing and operating a Home2 Suites hotel (the “Hotel Property”) in Lubbock, Texas.  The Hotel Property was completed in 2015 and began operations on May 29, 2015.

The Property was acquired by a wholly-owned subsidiary of Lodging Fund REIT III, Inc. (“LF REIT III”) on December 30, 2019 for $14.15 million (see Note 4).  The acquisition was accounted for by LF REIT III as an asset acquisition in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).

The accompanying financial statements have been prepared for the purpose of complying with the provisions of Article 3‑05 of Regulation S-X promulgated by the Securities and Exchange Commission (the “SEC”), which requires certain information with respect to the acquisition of a significant business to be included with certain filings with the SEC. The financial statements and related notes have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (‘‘GAAP’’).

Cash and Cash Equivalents—Cash includes cash in bank accounts.  The Company deposits cash with high-quality financial institutions. These deposits are guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) up to an insurance limit of $250,000. At times, the Company’s cash balances may exceed federally insured levels.

Investment in Hotel Properties—The Company’s investments in hotel properties are carried at cost, including interest incurred during development and construction periods, and are depreciated using the straight-line method over the estimated useful lives of 15 years for land improvements, 15 years for building improvements, 39 years for buildings and five years for FF&E. Maintenance and repairs are expensed and major renewals or improvements to the hotel properties are capitalized. Interest used to finance the real estate under development is capitalized as an additional cost of development. The Company discontinues the capitalization of interest once the real estate development project is substantially complete.

The Company assesses the carrying value of its hotel properties whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable. The recoverability is measured by comparing the carrying amount to the estimated future undiscounted cash flows which take into account current market conditions and the Company’s intent with respect to holding or disposing of the hotel properties. If the Company’s analysis indicates that the carrying value is not recoverable on an undiscounted cash flow basis, the Company will recognize an impairment loss for the amount by which the carrying value exceeds the fair value. The fair value is determined through various valuation techniques, including internally developed discounted cash flow models, comparable market transactions or third-party appraisals.

The use of projected future cash flows is based on assumptions that are consistent with a market participant’s future expectations for the travel industry and the economy in general and the Company’s expected use of the underlying hotel properties. The assumptions and estimates related to the future cash flows and the capitalization rates are complex and subjective in nature. Changes in economic and operating conditions that occur subsequent to a current impairment analysis and the Company’s ultimate use of the hotel property could impact the assumptions and result in future impairment losses to the hotel properties.

Accounts Receivable—Accounts receivable consist primarily of receivables due from hotel guests, which are uncollateralized customer obligations. Management determines the likelihood of collectability of receivables on an individual customer basis, based on length outstanding, likelihood of collecting, and the customer’s current economic status. The carrying amount of the accounts receivables is reduced by a valuation allowance that reflects management’s best estimate of the amounts that will not be collected.

Revenue Recognition - Revenues consist of amounts derived from hotel operations, including room sales and other hotel revenues.  These revenues are recorded net of any sales and occupancy taxes collected from the hotel guests. All revenues are recorded on an accrual basis as they are earned. Any cash received prior to a guest’s arrival is recorded as an advance deposit from the guest and recognized as revenue at the time of the guest’s occupancy at the hotel property.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and certain expenses during the reporting period. Actual results could differ materially from the estimates in the near term.

Property Operating Expenses – Property operations expenses represent direct expenses of operating the Property and include personnel costs, maintenance and repairs, utilities, travel agent commissions, property taxes, and insurance costs.  Maintenance and repairs are charged to operations as incurred.

Franchise Fees—The Company pays initial fees related to hotel franchise rights prior to acquiring a hotel property. Initial franchise fees related to hotel properties that are acquired are amortized on a straight-line basis over the life of the agreement. Franchise fees on the accompanying statements of operations include the amortization of initial franchise fees, as well as monthly fees paid to franchisors for royalty, marketing, reservation fees and other related costs.

Deferred Financing Costs—Deferred financing costs represent commitment fees, origination fees, legal fees, and other costs associated with obtaining commitments for financing. Deferred financing costs are presented on the balance sheets as a direct deduction from the carrying amount of the related debt liability. These costs are amortized to interest expense over the terms of the respective financing agreements using the straight-line method, which approximates the effective interest method. The Company expenses unamortized deferred financing costs when the associated financing agreement is refinanced or repaid before maturity unless certain criteria are met that would allow for the carryover of such costs to the refinanced agreement.

Recent Accounting Pronouncements - In May 2014, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2014‑09, Revenue from Contracts with Customers (Topic 606). The core principle of the new standard is that revenue should be recognized to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU 2014‑09 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

In November 2016, the FASB issued ASU No. 2016‑18, Statement of Cash Flows (Topic 230), Restricted Cash, which is intended to reduce diversity in practice in the classification and presentation of changes in restricted cash in the statement of cash flows. Under this standard, restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning of period and end of period total amounts shown in the statement of cash flows. ASU 2016‑18 is effective for fiscal years beginning after December 15, 2018, and interim reporting periods within annual reporting periods beginning after December 15, 2019, and early adoption is permitted. The Company is evaluating the impacts of the new standard and does not expect the adoption of the standard to have a material impact on the Company’s financial statements.

2.           DEBT

The Company has entered into a loan agreement, which is secured by the Hotel Property.  The loan requires monthly payments of principal and interest with a balloon payment due at maturity.  The loan has a fixed interest rate of 4.69% and stated maturity of October 2026.  As of September 30, 2019 and 2018 the balance of the loan was $8.0 million and $8.3 million.

3.           COMMITMENTS AND CONTINGENCIES

Litigation - The Property may be subject to legal claims in the ordinary course of business.  The Company is not aware of any legal proceedings of which the outcome is probable or reasonably possible to have a material adverse effect on the Company’s results of operations, cash flows or financial condition, which would require accrual or disclosure of the contingency and possible range of loss.

Environmental Matters - In connection with the ownership and operation of real estate, the Property may be liable for costs and damages related to environmental matters. The Property has not been notified by any governmental authority of any non-compliance, liability or other claim, and the Company is not aware of any other environmental condition that it believes will have a material adverse effect on the Property’s results of operations.

4.           SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for recognition or disclosure through March 5, 2020, the date these financial statements were available to be issued.

On December 30, 2019, the Company sold the Hotel Property for sale price of $14.15 million to a wholly-owned subsidiary of LF REIT III.  Per the terms of the sale, LF REIT III, through its wholly-owned subsidiary, assumed the existing loan secured by the property which had an outstanding balance of $8.0 million and the remaining purchase price was paid in cash.